Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Nicole Ulmer

Corporate and Investor Relations Officer

717.803.8895

IR@LINKBANCORP.COM

LINKBANCORP, Inc. Announces Fourth Quarter 2022 and

Full Year 2022 Financial Results and Declares Dividend

February 2, 2023 – HARRISBURG, PA -- LINKBANCORP, Inc. (NASDAQ: LNKB) (the “Company”), the parent company of LINKBANK (the “Bank”) reported net income of $696 thousand, or $0.05 per diluted share, for the quarter ended December 31, 2022 and $5.6 million, or $0.49 per diluted share, for the year ended December 31, 2022. Excluding merger and system conversion related expenses of $973 thousand, adjusted earnings were $1.47 million1, or $0.101 per diluted share for the fourth quarter of 2022 and $6.36 million1, or $0.561 per diluted share, for the full year ended December 31, 2022.

Additionally, the Company announced that the Board of Directors declared a quarterly cash dividend of $0.075 per share of common stock which is expected to be paid on March 15, 2023 to shareholders of record on February 28, 2023.

Fourth Quarter 2022 Highlights

•
The Company successfully completed a transformational migration to an open and scalable core technology platform, enabling implementation of innovative, best-of-class solutions and improved data analytics.
•
Net loans grew $63.8 million during the fourth quarter and $211.5 million for the year, each representing a nearly 30% annualized growth rate.
•
Noninterest bearing deposits grew $7.9 million, or 17% annualized, for the quarter and $63.5 million, or 49% over the prior year end.
•
Net interest income increased $315 thousand to $9.0 million, a 14% annualized increase over the prior quarter. Net interest margin was 3.36% for the fourth quarter of 2022, compared to 3.27% in the fourth quarter of 2021.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

Andrew Samuel, Chief Executive Officer, commented, “We are very pleased by the many accomplishments our team achieved in 2022 to positively impact the lives of our employees, clients, communities and shareholders, including tremendous balance sheet and revenue growth, expansion of our presence in the Delaware Valley Region, a successful core technology conversion, and successful initial public offering and Nasdaq listing, all while remaining disciplined to maintain strong credit quality and operational excellence as we navigate an uncertain national economy.” He continued, “We believe we have built a strong foundation with a solid and scalable infrastructure and talented community bankers that positions our Company for continued and even greater success in this new year.”

Income Statement

Net interest income before the provision for loan losses for the fourth quarter of 2022 increased to $9.0 million compared to $8.7 million in the third quarter of 2022. Net interest margin was 3.36% for the fourth quarter of 2022 compared to 3.51% for the third quarter of 2022. The decrease in net interest margin was the result of a 47 basis points increase in cost of funds due to increased deposit costs and borrowings, partially offset by a 29 basis points increase in the average yield on interest-earning assets. The increase in the average yield on interest-earning assets was primarily due to the increase of the average yield on loans of 37 basis points, to 4.90% during the fourth quarter of 2022.

Noninterest income decreased from $1.0 million in the third quarter of 2022 to $508 thousand in the fourth quarter of 2022, resulting from a decline in gain on sale of loans due to a decreased volume in Small Business Administration (“SBA”) loans. Noninterest expense for the fourth quarter of 2022 increased to $8.4 million compared to $7.0 million for the third quarter of 2022. The increase included $973 thousand in nonrecurring charges relating to the core system conversion as well as the accrual of accelerated retirement benefits resulting from the merger with GNB Financial. Increased salary and employee benefits expenses included a $112 thousand additional paid-time-off (PTO) accrual expense in connection with the core system conversion, as well as an increased incentive compensation accrual due to conversion-related bonuses and the achievement of year end performance objectives.

For the year ended December 31, 2022, net interest income before provision for loan losses increased $16.9 million to $33.0 million compared to $16.1 million for the year ended December 31, 2021. Net interest margin for the year ended December 31, 2022 was 3.39% compared to 3.07% for the prior year. Noninterest income experienced 38% growth year-over-year to $3.0 million for 2022 from $2.1 million in 2021 primarily due to increased gain on sale of loans following the Bank’s successful introduction of SBA lending.

Balance Sheet

Total assets were $1.164 billion at December 31, 2022 compared to $1.145 billion at September 30, 2022 and $932.8 million at December 31, 2021. Deposits and net loans as of December 31, 2022 totaled $946.8 million and $923.2 million, respectively, compared to deposits and net loans of $951.7 million and $859.4 million, respectively, at September 30, 2022 and $771.7 million and $711.7 million, respectively, at December 31, 2021.

Total loans increased $63.9 million from September 30, 2022 to December 31, 2022, or 29.3% annualized, with the average commercial loan size during the fourth quarter of 2022 of approximately $550,000.

As a result of the Bank’s strategic decision to delay certain deposit gathering initiatives during the critical period surrounding the core system conversion in the fourth quarter, year-end deposits experienced a slight decrease from September 30, 2022 to December 31, 2022. However, average deposits for the fourth quarter of 2022 increased $35.2 million to $934.6 million compared to $899.4 million for the third quarter of 2022, driven primarily by a $28.7 million increase in average noninterest-bearing demand deposits. Given increased volatility in deposits due to additional clients utilizing excess liquidity and market competition amid rising rates, the Bank increased Federal Home Loan Bank borrowings to provide additional liquidity to meet the credit needs of clients. As a result, other borrowings increased to $20.9 million at December 31, 2022.

Total assets and net loans at December 31, 2022 increased to $1.164 billion and $923.2 million, respectively, compared to $932.8 million and $711.7 million, respectively, at December 31, 2021, representing 29.7% growth in net loans and a 24.8% increase in total assets year over year. In addition, total deposits grew $175.1 million over the year, including a $63.5 million, or 49.2%, increase in noninterest bearing deposits.

Shareholders’ equity increased from $136.9 million at September 30, 2022 to $138.6 million at December 31, 2022 due primarily to a $2.0 million decrease in accumulated other comprehensive loss as a result of decreased unrealized losses on available-for-sale securities. Year-over-year, shareholders' equity increased $28.9 million due to net proceeds from the Company’s Initial Public Offering and an increase in retained earnings, partially offset by a $8.2 million accumulated other comprehensive loss recognized during the year due to the rising interest rate environment in 2022.

Asset Quality

As of December 31, 2022, the Company’s non-performing assets were $2.5 million, representing 0.21% of total assets. Non-performing assets at December 31, 2022 excluded purchased credit impaired loans with a balance of $2.5 million.

The allowance for loan losses measured 0.50% of total loans, or approximately 0.78% of the non-purchased portfolio, at December 31, 2022, compared to 0.53% of total loans, or approximately 0.89% of the non-purchased portfolio, at September 30, 2022. The total of the allowance for loan losses and the credit fair value adjustment made to loans acquired in the GNB Financial merger equaled $9.7 million or approximately 1.04% of the combined portfolio at December 31, 2022.

Capital

The Bank’s regulatory capital ratios are in excess of regulatory minimums to be considered “well capitalized” as of December 31, 2022. The Bank’s Total Capital Ratio and Tier 1 Capital Ratio increased to 12.89% and 12.41%, respectively, at December 31, 2022 from 11.55% and 11.04% at September 30, 2022, respectively. The Company’s ratio of Tangible Common Equity to Tangible Assets was 9.02%2 at December 31, 2022.

2 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

ABOUT LINKBANCORP, Inc.

LINKBANCORP, Inc. was formed in 2018 with a mission to positively impact lives through community banking. Its subsidiary bank, LINKBANK, is a Pennsylvania state-chartered bank serving individuals, families, nonprofits and business clients throughout Central and Southeastern Pennsylvania through 10 client solutions centers and www.linkbank.com. LINKBANCORP, Inc. common stock is traded on the Nasdaq Capital Market under the symbol “LNKB”. For further company information, visit ir.linkbancorp.com.

Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: costs or difficulties associated with newly developed or acquired operations; changes in general economic trends, including inflation and changes in interest rates; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; adverse developments in borrower industries and, in particular, declines in real estate values; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and the effects of the COVID-19 pandemic and actions taken by governments, businesses and individuals in response. The Company does not undertake, and specifically disclaims, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

LINKBANCORP, Inc. and Subsidiaries
Consolidated Balance Sheet (Unaudited)

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
(In Thousands, except share and per share data)
ASSETS
Noninterest-bearing cash equivalents	$4,209	$8,711	$7,563	$6,425	$8,620
Interest-bearing deposits with other institutions	25,802	66,085	55,433	102,704	13,970
Cash and cash equivalents	$30,011	$74,796	$62,996	$109,129	$22,590
Certificates of deposit with other banks	5,623	8,358	11,088	12,828	12,828
Securities available for sale, at fair value	78,813	78,698	85,756	93,202	103,783
Securities held to maturity	31,822	32,571	28,816	5,000	—
Loans held for sale	—	—	—	4,074	3,860
Loans receivable, gross	927,871	863,969	790,406	731,061	714,816
Allowance for Loan Losses	(4,666)	(4,569)	(3,890)	(3,443)	(3,152)
Loans receivable, net	923,205	859,400	786,516	727,618	711,664
Investments in restricted bank stock	3,377	3,327	2,567	3,612	2,685
Premises and equipment, net	6,743	9,087	7,915	5,253	5,289
Right-of-Use Asset – Premises	10,219	8,920	4,513	4,605	4,680
Bank-owned life insurance	19,244	19,127	19,012	18,898	18,787
Goodwill and other intangible assets	36,894	36,955	37,020	37,085	37,152
Deferred tax asset	5,619	6,378	5,777	5,092	4,038
Accrued interest receivable and other assets	12,084	7,256	7,909	9,280	5,407
TOTAL ASSETS	$1,163,654	$1,144,873	$1,059,885	$1,035,676	$932,763
LIABILITIES
Deposits:
Demand, noninterest bearing	$192,773	$184,857	$184,345	$165,228	$129,243
Interest bearing	753,999	766,853	718,028	696,942	642,422
Total deposits	946,772	951,710	902,373	862,170	771,665
Other Borrowings	20,938	—	1,639	36,117	19,814
Subordinated Debt	40,484	40,526	40,585	20,653	20,696
Operating Lease Liabilities	10,219	8,921	4,513	4,606	4,680
Accrued interest payable and other liabilities	6,688	6,774	6,004	5,790	6,285
TOTAL LIABILITIES	1,025,101	1,007,931	955,114	929,336	823,140
SHAREHOLDERS’ EQUITY
Preferred stock	—	—	—	—	—
Common stock	149	149	99	99	99
Surplus	117,709	117,698	83,070	82,930	82,910
Retained earnings	27,100	27,525	26,491	25,623	24,836
Accumulated other comprehensive (loss) income	(6,405)	(8,430)	(4,889)	(2,312)	1,778
TOTAL SHAREHOLDERS’ EQUITY	138,553	136,942	104,771	106,340	109,623
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,163,654	$1,144,873	$1,059,885	$1,035,676	$932,763
Common shares outstanding	14,939,640	14,939,640	9,838,435	9,826,435	9,826,435

LINKBANCORP, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)

	Three Months Ended			Twelve Months Ended
	12/31/2022	9/30/2022	12/31/2021	12/31/2022	12/31/2021
(In Thousands, except share and per share data)
INTEREST AND DIVIDEND INCOME
Loans receivable, including fees	$11,109	$9,410	$7,286	$36,396	$15,924
Other	1,097	1,170	651	3,868	2,572
Total interest and dividend income	12,206	10,580	7,937	40,264	18,496
INTEREST EXPENSE
Deposits	2,465	1,389	621	5,337	2,091
Other Borrowings	335	82	25	441	50
Subordinated Debt	421	439	212	1,501	249
Total interest expense	3,221	1,910	858	7,279	2,390
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	8,985	8,670	7,079	32,985	16,106
Provision for loan losses	100	515	100	1,290	648
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,885	8,155	6,979	31,695	15,458
NONINTEREST INCOME
Service charges on deposit accounts	188	216	216	832	733
Bank-owned life insurance	116	156	77	497	253
Net realized gains on the sales of debt securities, available for sale	—	—	74	13	74
Gain on sale of loans	—	420	—	753	316
Other	204	249	214	862	763
Total noninterest income	508	1,041	581	2,957	2,139
NONINTEREST EXPENSE
Salaries and employee benefits	4,612	4,234	3,602	16,224	6,999
Occupancy	616	596	406	2,119	913
Equipment and data processing	751	666	537	2,609	1,340
Professional fees	371	330	421	1,236	685
FDIC insurance	157	141	81	640	231
Bank Shares Tax	201	201	174	786	434
Merger & system conversion related expenses	973	—	616	973	4,584
Other	764	877	957	3,245	2,311
Total noninterest expense	8,445	7,045	6,794	27,832	17,497
Income before income tax (benefit) expense	948	2,151	766	6,820	100
Income tax (benefit) expense	252	379	(22)	1,222	(189)
NET INCOME	$696	$1,772	$788	$5,598	$289

EARNINGS PER SHARE, BASIC	$0.05	$0.17	$0.08	$0.49	$0.04
EARNINGS PER SHARE, DILUTED	$0.05	$0.17	$0.08	$0.49	$0.04
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING,
BASIC	14,939,640	10,590,079	9,822,273	11,310,386	6,879,658
DILUTED	14,939,640	10,590,079	10,178,487	11,310,386	7,250,463

LINKBANCORP, Inc. and Subsidiaries
Financial Highlights (Unaudited)

	For the Three Months Ended			For the Twelve Months Ended
('Dollars In Thousands)	12/31/2022	9/30/2022	12/31/2021	12/31/2022	12/31/2021
Operating Highlights
Net Income	$696	$1,772	$788	$5,598	$289
Net Interest Income	8,985	8,670	7,079	32,985	16,106
Provision for Loan Losses	100	515	100	1,290	648
Non-Interest Income	508	1,041	581	2,957	2,139
Non-Interest Expense	8,445	7,045	6,794	27,832	17,497
Earnings per Share, Basic	0.05	0.17	0.08	0.49	0.04
Adjusted Earnings per Share, Basic (2)	0.10	0.17	0.12	0.56	0.56
Earnings per Share, Diluted	0.05	0.17	0.08	0.49	0.04
Adjusted Earnings per Share, Diluted (2)	0.10	0.17	0.12	0.56	0.53

Selected Operating Ratios
Net Interest Margin	3.36%	3.51%	3.27%	3.39%	3.07%
Annualized Return on Assets ("ROA")	0.24%	0.65%	0.33%	0.53%	0.05%
Adjusted ROA[2]	0.50%	0.65%	0.51%	0.60%	0.68%
Annualized Return on Equity ("ROE")	2.02%	6.48%	3.14%	5.22%	0.56%
Adjusted ROE[2]	4.24%	6.48%	4.90%	5.93%	7.52%
Efficiency Ratio	88.96%	72.55%	88.69%	77.44%	95.90%
Adjusted Efficiency Ratio[3]	78.71%	72.55%	81.44%	74.76%	71.06%
Noninterest Income to Avg. Assets	0.17%	0.36%	0.24%	0.28%	0.37%
Noninterest Expense to Avg. Assets	2.90%	2.60%	2.84%	2.63%	3.07%

	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Financial Condition Data
Total Assets	$1,163,654	$1,144,873	$1,059,885	$1,035,676	$932,763
Loans Receivable, Net	923,205	859,400	786,516	727,618	711,664

Noninterest-bearing Deposits	192,773	184,857	184,345	165,228	129,243
Interst-bearing Deposits	753,999	766,853	718,028	696,942	642,422
Total Deposits	946,772	951,710	902,373	862,170	771,665

Selected Balance Sheet Ratios
Total Capital Ratio[1]	12.89%	11.55%	12.42%	11.14%	11.50%
Tier 1 Capital Ratio[1]	12.41%	11.04%	11.94%	10.67%	11.02%
Common Equity Tier 1 Capital Ratio[1]	12.41%	11.04%	11.94%	10.67%	11.02%
Leverage Ratio[1]	10.93%	9.74%	10.10%	8.71%	8.85%
Tangible Common Equity to Tangible Assets[4]	9.02%	9.02%	6.62%	6.94%	8.09%
Tangible Book Value per Share[5]	$6.80	$6.69	$6.89	$7.05	$7.38

Asset Quality Data
Non-performing Assets	$2,500	$1,979	$1,494	$1,246	$1,396
Non-performing Assets to Total Assets	0.21%	0.17%	0.14%	0.12%	0.15%
Non-performing Loans to Total Loans	0.27%	0.23%	0.19%	0.17%	0.20%
Allowance for Loan Losses ("AFLL")	$4,666	$4,569	$3,890	$3,443	$3,152
AFLL to Total Loans	0.50%	0.53%	0.49%	0.47%	0.44%
AFLL to Nonperforming Assets	186.64%	230.87%	260.37%	276.32%	225.79%

(1) - These capital ratios have been calculated using bank-level capital
(2) - This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(3) - The efficiency ratio, as adjusted represents noninterst expense divided by the sum of net interest income and noninterest income, excluding gains or losses from securities sales and merger related expenses. This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(4) - We calculate tangible common equity as total shareholders' equity less goodwill and other intangibles, and we calculate tangible assets as total assets less goodwill and other intangibles. This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(5) - We calculate tangible book value per common share as total shareholders' equity less goodwill and other intangibles, divided by the outstanding number of shares of our common stock at the end of the relevant period. Tangible book value per common share is a non-GAAP financial measure, and, as we calculate tangible book value per common share, the most directly comparable GAAP financial measure is book value per common share. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

LINKBANCORP, Inc. and Subsidiaries
Net Interst Margin - Quarter-To-Date (Unaudited)

	For the Three Months Ended December 31,
	2022			2021
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$42,925	$227	2.10%	$51,293	$15	0.12%
Securities
Taxable (1)	80,842	567	2.78%	74,022	290	1.55%
Tax-Exempt	37,169	384	4.10%	47,027	438	3.70%
Total Securities	118,011	951	3.20%	121,049	728	2.39%
Total Cash Equiv. and Investments	160,936	1,178	2.90%	172,342	743	1.71%
Total Loans (3)	899,028	11,109	4.90%	686,589	7,286	4.21%
Total Earning Assets	1,059,964	12,287	4.60%	858,931	8,029	3.71%
Other Assets	94,628			89,829
Total Assets	$1,154,592			$948,760
Interest bearing demand	$278,816	$808	1.15%	$218,173	$234	0.43%
Money market demand	245,154	966	1.56%	206,482	125	0.24%
Time deposits	211,090	691	1.30%	191,411	262	0.54%
Total Borrowings	68,160	756	4.40%	49,917	237	1.88%
Total Interest-Bearing Liabilities	803,220	3,221	1.59%	665,983	858	0.51%
Non Int Bearing Deposits	199,556			171,885
Total Cost of Funds	$1,002,776	$3,221	1.27%	$837,868	$858	0.41%
Other Liabilities	14,864			11,308
Total Liabilities	$1,017,640			$849,176
Shareholders' Equity	$136,952			$99,584
Total Liabilities & Shareholders' Equity	$1,154,592			$948,760
Net Interest Income/Spread (FTE)		9,066	3.01%		7,171	3.20%
Tax-Equivalent Basis Adjustment		(81)			(92)
Net Interest Income		$8,985			$7,079
Net Interest Margin			3.36%			3.27%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans

LINKBANCORP, Inc. and Subsidiaries
Net Interst Margin - Linked Quarter-To-Date (Unaudited)

	For the Three Months Ended
	December 31, 2022			September 30, 2022
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$42,925	$227	2.10%	$30,630	$157	2.03%
Securities
Taxable (1)	80,842	567	2.78%	86,330	745	3.42%
Tax-Exempt	37,169	384	4.10%	39,258	339	3.43%
Total Securities	118,011	951	3.20%	125,588	1,084	3.42%
Total Cash Equiv. and Investments	160,936	1,178	2.90%	156,218	1,241	3.15%
Total Loans (3)	899,028	11,109	4.90%	824,309	9,410	4.53%
Total Earning Assets	1,059,964	12,287	4.60%	980,527	10,651	4.31%
Other Assets	94,628			93,116
Total Assets	$1,154,592			$1,073,643
Interest bearing demand	$278,816	$808	1.15%	$278,637	$400	0.57%
Money market demand	245,154	966	1.56%	244,107	568	0.92%
Time deposits	211,090	691	1.30%	205,792	421	0.81%
Total Borrowings	68,160	756	4.40%	52,562	521	3.93%
Total Interest-Bearing Liabilities	803,220	3,221	1.59%	781,098	1,910	0.97%
Non Int Bearing Deposits	199,556			170,863
Total Cost of Funds	$1,002,776	$3,221	1.27%	$951,961	$1,910	0.80%
Other Liabilities	14,864			13,243
Total Liabilities	$1,017,640			$965,204
Shareholders' Equity	$136,952			$108,439
Total Liabilities & Shareholders' Equity	$1,154,592			$1,073,643
Net Interest Income/Spread (FTE)		9,066	3.01%		8,741	3.34%
Tax-Equivalent Basis Adjustment		(81)			(71)
Net Interest Income		$8,985			$8,670
Net Interest Margin			3.36%			3.51%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans

LINKBANCORP, Inc. and Subsidiaries
Net Interst Margin - Year-To-Date (Unaudited)

	For the Year Ended December 31,
	2022			2021
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$56,783	$533	0.94%	$35,279	$381	1.08%
Securities
Taxable (1)	78,629	2,175	2.77%	73,960	939	1.27%
Tax-Exempt	40,388	1,468	3.63%	44,719	1,585	3.54%
Total Securities	119,017	3,643	3.06%	118,679	2,524	2.13%
Total Cash Equiv. and Investments	175,800	4,176	2.38%	153,958	2,905	1.89%
Total Loans (3)	795,908	36,396	4.57%	369,849	15,924	4.31%
Total Earning Assets	971,708	40,572	4.18%	523,807	18,829	3.59%
Other Assets	88,485			46,615
Total Assets	$1,060,193			$570,422
Interest bearing demand	$271,681	$1,713	0.63%	$175,133	$1,034	0.59%
Money market demand	229,979	1,911	0.83%	112,511	198	0.18%
Time deposits	205,636	1,713	0.83%	110,928	859	0.77%
Total Borrowings	55,980	1,942	3.47%	14,881	299	2.01%
Total Interest-Bearing Liabilities	763,276	7,279	0.95%	413,453	2,390	0.58%
Non Int Bearing Deposits	173,938			99,747
Total Cost of Funds	$937,214	$7,279	0.78%	$513,200	$2,390	0.47%
Other Liabilities	15,806			5,965
Total Liabilities	$953,020			$519,165
Shareholders' Equity	$107,173			$51,257
Total Liabilities & Shareholders' Equity	$1,060,193			$570,422
Net Interest Income/Spread (FTE)		33,293	3.22%		16,439	3.01%
Tax-Equivalent Basis Adjustment		(308)			(333)
Net Interest Income		$32,985			$16,106
Net Interest Margin			3.39%			3.07%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans

LINKBANCORP, Inc. and Subsidiaries
Loans Receivable Detail (Unaudited)

(In Thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Agriculture loans	$15,591	$13,977	$7,710	$8,111	$9,341
Commercial loans	103,874	97,542	88,452	94,114	98,604
Paycheck Protection Program ("PPP") loans	881	933	2,527	10,586	23,774
Commercial real estate loans	540,914	482,367	435,588	353,559	338,749
Residential real estate loans	250,832	251,832	241,401	252,158	231,302
Consumer and other loans	10,057	11,929	8,689	6,359	7,087
Municipal loans	5,466	5,404	5,814	6,193	6,182
	927,615	863,984	790,181	731,080	715,039
Deferred costs (fees)	256	(15)	225	(19)	(223)
Total loans receivable	$927,871	$863,969	$790,406	$731,061	$714,816

LINKBANCORP, Inc. and Subsidiaries
Investments in Securities Detail (Unaudited)

	December 31, 2022
(In Thousands)	Amortized Cost	Net Unrealized Losses	Fair Value
Available for Sale:
Small Business Administration loan pools	$858	$(15)	$843
Obligations of state and political subdivisions	44,189	(4,020)	40,169
Mortgage-backed securities in government-sponsored entities	41,873	(4,072)	37,801
	$86,920	$(8,107)	$78,813
Held to Maturity:
Corporate debentures	$14,993	$(994)	$13,999
Structured mortgage-backed securities	16,829	(748)	16,081
	$31,822	$(1,742)	$30,080

	December 31, 2021
(In Thousands)	Amortized Cost	Net Unrealized Gains (Losses)	Fair Value
Available for Sale:
Small Business Administration loan pools	$1,099	$(15)	$1,084
Obligations of state and political subdivisions	46,115	2,367	48,482
Mortgage-backed securities in government-sponsored entities	54,239	(22)	54,217
	$101,453	$2,330	$103,783

LINKBANCORP, Inc. and Subsidiaries
Deposits Detail (Unaudited)

(In Thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Demand, noninterest-bearing	$192,773	$184,857	$184,345	$165,228	$129,243
Demand, interest-bearing	254,478	305,934	269,493	269,222	256,258
Money market and savings	228,048	266,743	235,411	224,673	205,843
Time deposits, $250 and over	46,116	39,123	55,507	55,514	56,266
Time deposits, other	225,357	155,053	157,617	147,533	124,055
	$946,772	$951,710	$902,373	$862,170	$771,665

Average Deposits Detail, for the Three Months Ended (Unaudited)

(In Thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Demand, noninterest-bearing	$199,556	$170,863	$152,691	$131,841	$171,885
Demand, interest-bearing	278,816	278,637	270,844	258,140	218,173
Money market and savings	245,154	244,107	224,483	215,410	206,482
Time deposits	211,090	205,792	211,033	194,897	191,411
	$934,616	$899,399	$859,051	$800,288	$787,951

Non-GAAP Financial Measure Reconciliation

This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these non-GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of non-GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-GAAP measures are not formally defined under GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to GAAP financial measures, our management believes these non-GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-GAAP measures. See the tables below for a reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures.

Adjusted Return on Average Assets
	For the Three Months Ended			For the Year Ended
(Dollars in thousands)	12/31/2022	9/30/2022	12/31/2021	12/31/2022	12/31/2021
Net income	$696	$1,772	$788	$5,598	$289
Average assets	1,154,592	1,073,643	948,760	1,060,193	570,422
Return on average assets (annualized)	0.24%	0.65%	0.33%	0.53%	0.05%
Net income	696	1,772	788	5,598	289
Net gains on sale of securities	-	-	(74)	(13)	(74)
Tax effect at 21%	-	-	16	3	16
Merger & system conversion related expenses	973	-	616	973	4,584
Tax effect at 21%	(204)	-	(129)	(204)	(963)
Adjusted Net Income (Non-GAAP)	1,465	1,772	1,217	6,357	3,852
Average assets	1,154,592	1,073,643	948,760	1,060,193	570,422
Adjusted return on average assets (annualized) (Non-GAAP)	0.50%	0.65%	0.51%	0.60%	0.68%

Adjusted Return on Average Shareholders' Equity
	For the Three Months Ended			For the Year Ended
(Dollars in thousands)	12/31/2022	9/30/2022	12/31/2021	12/31/2022	12/31/2021
Net income	$696	$1,772	$788	$5,598	$289
Average shareholders' equity	136,952	108,439	99,584	107,173	51,257
Return on average shareholders' equity (annualized)	2.02%	6.48%	3.14%	5.22%	0.56%
Net income	696	1,772	788	5,598	289
Net gains on sale of securities	-	-	(74)	(13)	(74)
Tax effect at 21%	-		16	3	16
Merger & system conversion related expenses	973	-	616	973	4,584
Tax effect at 21%	(204)	-	(129)	(204)	(963)
Adjusted Net Income (Non-GAAP)	1,465	1,772	1,217	6,357	3,852
Average shareholders' equity	136,952	108,439	99,584	107,173	51,257
Adjusted return on average shareholders' equity (annualized) (Non-GAAP)	4.24%	6.48%	4.90%	5.93%	7.52%

Adjusted Efficiency Ratio
	For the Three Months Ended			For the Year Ended
(Dollars in thousands)	12/31/2022	9/30/2022	12/31/2021	12/31/2022	12/31/2021
GAAP-based efficiency ratio	88.96%	72.55%	88.69%	77.44%	95.90%
Net interest income	$8,985	$8,670	$7,079	$32,985	$16,106
Noninterest income	508	1,041	581	2,957	2,139
Less: net gains on sales of securities	-	-	74	13	74
Adjusted revenue (Non-GAAP)	9,493	9,711	7,586	35,929	18,171
Total noninterest expense	8,445	7,045	6,794	27,832	17,497
Less: Merger & system conversion related expenses	973	-	616	973	4,584
Adjusted non-interest expense	7,472	7,045	6,178	26,859	12,913
Efficiency ratio, as adjusted (Non-GAAP)	78.71%	72.55%	81.44%	74.76%	71.06%

Tangible Common Equity and Tangible Book Value
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Tangible Common Equity	(Dollars in thousands, except for share data)
Total shareholders’ equity	$138,553	$136,942	$104,771	$106,340	$109,623
Adjustments:
Goodwill	(35,842)	(35,842)	(35,842)	(35,842)	(35,512)
Other intangible assets	(1,052)	(1,113)	(1,178)	(1,243)	(1,310)
Tangible common equity (Non-GAAP)	$101,659	$99,987	$67,751	$69,255	$72,801
Common shares outstanding	14,939,640	14,939,640	9,838,435	9,826,435	9,826,435
Book value per common share	$9.27	$9.17	$10.65	$10.82	$11.16
Tangible book value per common share (Non-GAAP)	$6.80	$6.69	$6.89	$7.05	$7.41
Tangible Assets
Total assets	$1,163,654	$1,144,873	$1,059,885	$1,035,676	$932,763
Adjustments:
Goodwill	(35,842)	(35,842)	(35,842)	(35,842)	(35,512)
Other intangible assets	(1,052)	(1,113)	(1,178)	(1,243)	(1,310)
Tangible assets (Non-GAAP)	$1,126,760	$1,107,918	$1,022,865	$998,591	$895,941
Tangible common equity to tangible assets (Non-GAAP)	9.02%	9.02%	6.62%	6.94%	8.13%

Adjusted Earnings Per Share
	For the Three Months Ended			For the Year Ended
(Dollars in thousands, except per share data)	12/31/2022	9/30/2022	12/31/2021	12/31/2022	12/31/2021
GAAP-Based Earnings Per Share, Basic	$0.05	$0.17	$0.08	$0.49	$0.04
GAAP-Based Earnings Per Share, Diluted	$0.05	$0.17	$0.08	$0.49	$0.04
Net Income	$696	$1,772	$788	$5,598	$289
Net gains on sale of securities	-	-	(74)	(13)	(74)
Tax effect at 21%	-	-	16	3	16
Merger & system conversion related expenses	973	-	616	973	4,584
Tax effect at 21%	(204)	-	(129)	(204)	(963)
Adjusted Net Income (Non-GAAP)	1,465	1,772	1,217	6,357	3,852
Adjusted Earnings per Share, Basic (Non-GAAP)	$0.10	$0.17	$0.12	$0.56	$0.56
Adjusted Earnings per Share, Diluted (Non-GAAP)	$0.10	$0.17	$0.12	$0.56	$0.53